Exhibit 99.2

HEWITT

HewittShares Options Award Agreement (US)

This Award Agreement and the Hewitt Associates, Inc. Amended and Restated Global Stock and Incentive Compensation Plan (the “Plan”) together govern your rights under the Plan and set forth all of the conditions and limitations affecting such rights. Capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan or in this Award Agreement. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms of this Award Agreement. For purposes of this Agreement “Hewitt” means the Company, its Affiliates, and/or its Subsidiaries.

The Options granted to you under this Award Agreement are Nonqualified Stock Options.

Overview of Your HewittShares Option Grant

1.	Date of Grant: The Date of Grant is the date you were awarded the Options as set forth in the personal statement accompanying the award (“Date of Grant”). [For persons whose compensation may be subject to IRC Section 162(m) add: This grant is subject to stockholder approval of the Amended Global Stock and Incentive Compensation Plan at the Annual meeting of Stock Holders to be held January 30, 2008.]

2.	Option Term: The Options have been granted for a period of ten (10) years from the Date of Grant (“Option Term”).

3.	Vesting Period: The Options do not provide you with any rights or interests therein until they vest in accordance with the following:

(a)	Twenty-five percent (25%) of the Units will vest, on each of the first, second, third, and fourth anniversaries of September 30, 2007, provided you have continued in the employment of Hewitt through such anniversary or anniversaries (this time period is referred to herein as the “Vesting Period”).

(b)	One hundred percent (100%) of the unvested Options will vest upon your termination of employment due to death, provided you have continued in the employment of Hewitt through such event.

If you change your employment status from a full-time Employee to a part-time Employee, you will continue to vest in your Award if you work at least sixty percent (60%) of Hewitt’s Standard Work Time during the applicable Annual Vesting Period. If you work less than sixty percent (60%) of Hewitt’s Standard Work Time in an Annual Vesting Period, you will forfeit the portion of the Award related to such Annual Vesting Period. For purposes of this Award Agreement, “Standard Work Time” means forty (40) hours per week; provided, however, allowable time off (including, but not limited to, holidays and vacation) is included when calculating the forty (40) hours per week. “Annual Vesting Period” means each one-year period subsequent to the Award’s Date of Grant.

If you take a leave of absence (i) for medical reasons (as determined in accordance with Hewitt’s disability plans—meaning you qualify for Disability benefits/salary continuation benefits), or (ii) in compliance with any state or federal family or medical leave law which requires Hewitt to continue to provide benefits under all Hewitt benefit plans, or (iii) which does not exceed twelve (12) weeks, you will continue to vest in your Award. If you take a leave of absence in excess of twelve (12) weeks (excluding allowable time off which includes, but is not limited to, holidays and vacation) during which you do not qualify for Disability benefits/salary continuation benefits or during which Hewitt is not required to continue to provide benefits under all Hewitt benefit plans (except for military service as described in the next sentence of this paragraph) during any Annual Vesting Period, you will forfeit the portion of the Award related to such Annual Vesting Period. Notwithstanding anything herein to the contrary, if you take a leave of absence for any service, voluntary or involuntary, in the Armed Forces of the United States, you will continue to vest in your Award. “Disability” for purposes of this Award Agreement, shall mean disability pursuant to the standards set forth in the Hewitt Associates LLC long-term disability plan.

4.	Exercise: You, or your representative upon your death, may exercise vested Options at any time prior to the termination of the Options as provided in Paragraphs 6, 8, and 9.

5.	How to Exercise: The Options hereby granted shall be exercised by written notice to Smith Barney, the administrator of the Plan (please refer to www.benefitaccess.com for how to send such notice) or such successor administrator, specifying the number of Shares you then desire to purchase, together with a check payable to the order of the Company for an amount in United States dollars equal to the Option Price of such Shares or, delivery (or certification of ownership) of any class of the Company’s stock having an aggregate Fair Market Value (as of the trading date immediately preceding the date of exercise) equal to such Option Price, or a combination of cash and such Shares. The notice shall also specify how any applicable tax withholding will be satisfied.

Subject to the approval of the Board, you may be permitted to exercise pursuant to a “cashless exercise” procedure, as permitted under the Federal Reserve Board’s Regulation T, subject to securities law restrictions, or by any other means which the Board, in its sole discretion, determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of such written notification and payment, the Company shall issue or transfer to you, the number of Shares with respect to which such Options shall be so exercised and not sold. However, if the Option Price is satisfied by certification of previously acquired Shares, the Company shall issue or transfer to you a number of Shares equal to the number of Shares with respect to which the Options are exercised less the number to which you have certified ownership. Upon receipt of applicable withholding taxes, the Company shall deliver to you a certificate or certificates, or evidence of book entry Shares.

6.	Termination of Options: The Options, which vest as provided in Paragraph 3 above, shall terminate and be of no force or effect as follows:

(a)	If your employment terminates during the Option Term by reason of death, the Options terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the date of death, or (ii) the expiration of the Option Term;

(b)	If your employment terminates during the Option Term by reason of Retirement, the Options terminate and have no force or effect upon the earlier of: (i) sixty (60) months after your termination of employment, or (ii) the expiration of the Option Term. “Retirement” for purposes of this Award Agreement shall mean your voluntary termination of employment with Hewitt on or after you reach the age of fifty-five (55) and you have completed five (5) years of service with Hewitt;

(c)	If your employment terminates during the Option Term due to your dismissal by Hewitt for Cause, the Options terminate and have no force or effect as of the date your employment terminates.

For purposes of this Award Agreement, “Cause” means:

(i)	Willful and continued failure to substantially perform your duties with Hewitt after a written demand for substantial performance is delivered to you that specifically identifies the manner in which Hewitt believes that you have willfully failed to substantially perform your duties, and after you have failed to resume substantial performance of your duties on a continuous basis within thirty (30) calendar days of receiving such demand;

(ii)	Willful engagement in conduct (other than conduct covered under (i) above) which is injurious to Hewitt, monetarily or otherwise;

(iii)	Breach of any fiduciary duty owed to the Company, including without limitation, engaging in directly competitive acts while employed by the Company; or

(iv)	Conviction of, or plea of guilty or nolo contendere to, a felony.

For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that the act, or failure to act, was in the best interests of Hewitt.

(d)	If your employment terminates during the Option Term for any other reason other than described in Paragraphs 6(a), (b), or (c) above, the Options terminate and have no force or effect upon the earlier of: (i) ninety (90) days after your termination of employment, or (ii) the expiration of the Option Term; and

(e)	If you continue employment with Hewitt through the Option Term, the Options terminate and have no force or effect upon the expiration of the Option Term.

7.	Change in Control: In the event of a Change in Control, all of the unvested Options shall become immediately vested and exercisable. If your employment is terminated by Hewitt within twelve (12) months following a Change in Control, for reasons other than death, Retirement, or Cause, the Options terminate and have no force or effect upon the earlier of: (i) twelve (12) months after your termination of employment, or (ii) the expiration of the Option Term.

8.	Sale of a Division: If there is a sale of a division of Hewitt and you are an Employee of such division whose employment by Hewitt is terminated as a result of the sale of said division, or you remain employed by Hewitt after the sale of the division but are terminated by Hewitt (other than a termination for Cause) within twenty-four (24) months of the sale of said division, all of the unvested Options shall become immediately vested and exercisable upon such termination of employment. Subsequent to your termination of employment from Hewitt the Options terminate and have no force or effect upon the earlier of: (i) twelve (12) months after your termination of employment with Hewitt or (ii) the expiration of the Option Term.

9.	Who Can Exercise: During your lifetime, the Options shall be exercisable only by you. No assignment or transfer of the Options, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or as otherwise required by applicable law, shall vest in the assignee or transferee any interest whatsoever. Upon your death, your estate (or the beneficiary that receives the Options under your will) may exercise vested Options.

10.	Tax Withholding: Hewitt shall have the power and the right to deduct or withhold, or require you or your beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement.

11.	Stock Withholding: With respect to withholding required upon any taxable event arising as a result of Options granted hereunder, the Company, unless notified otherwise by you in writing within thirty (30) days prior to the taxable event, will satisfy the withholding requirement by withholding Shares having a Fair Market Value equal to the total minimum statutory tax required to be withheld on the transaction.

12.	Requirements of Law: The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.	Applicable Laws and Consent to Jurisdiction: The validity, construction, interpretation, and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Illinois without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Award Agreement, the parties hereby consent to exclusive jurisdiction of, and agree that such litigation shall be conducted in, the federal or state courts of the State of Illinois.

14.	Nontransferability: Options awarded pursuant to this Award Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (“Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of the Options is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Options, your right to such Options shall be immediately forfeited to the Company, and this Award Agreement shall lapse.

15.	Administration: This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Board may adopt for administration of the Plan. It is expressly understood that the Board is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon you, the Participant.

16.	No Right to Future Grants; No Right of Employment or Continued Employment; Extraordinary Item: In accepting the grant, you acknowledge that: (a) the Plan is established voluntarily by Hewitt, it is discretionary in nature and it may be modified, suspended or terminated by Hewitt at any time, unless otherwise provided in the Plan and this Award Agreement; (b) the grant is voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of future grants even if grants have been made repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of Hewitt; (d) your participation in the Plan is voluntary; (e) the grant is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Hewitt and which is outside the scope of your employment contract, if any; (f) the grant is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Hewitt; (g) this grant shall not confer upon you any right to continuation of employment by Hewitt, nor shall this grant interfere in any way with the right of you or Hewitt to terminate your employment at any time; (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (i) this grant shall not confer upon you any right to continuation of employment by Hewitt, nor shall this grant interfere in any way with Hewitt’s right to terminate your employment at any time; (j) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of your employment, your right to receive Awards and vest in Awards under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under any federal, state, provincial, or local law (including but not limited to the Worker Adjustment and Retraining Notification Act); (k) Hewitt is not providing any tax, legal or financial advice, nor is Hewitt making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares; and (l) you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

17.	Amendment to the Plan: The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect your rights under this Award Agreement, without your written approval or cause the settlement of any portion of your Award that is considered deferred compensation subject to Section 409A of the Code to be accelerated unless such acceleration does not result in penalties under Section 409A of the Code. Notwithstanding any provision in this Award Agreement to the contrary, the Board reserves the right, to the extent the Board deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan, the Award Agreement and/or your personal statement to ensure that all Awards made to Participants who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided; however, that the Company makes no representations that the Plan or this Award Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Award Agreement granted thereunder.

18.	Employee Data Privacy: You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document and any other Stock Unit grant materials by and among, as applicable, your employer, Hewitt and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that Hewitt and your employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in Hewitt, details of all Units or any other entitlement to Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data may be transferred to any third parties assisting Hewitt with the implementation, administration and management of the Plan. You understand the recipients of the Data may be located in your country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize Hewitt and the recipients which may assist Hewitt (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

19.	Successor: All obligations of the Company under the Plan and this Award Agreement, with respect to the Options, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20.	Severability: The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.	Electronic Delivery. Hewitt may, in its sole discretion, decide to deliver any documents related to the Units or future Awards made under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Hewitt or a third party designated by Hewitt.